   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2000

                                                  REGISTRATION NUMBER 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              EOG RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           47-0684736
 (State or Other Jurisdiction of Incorporation or          (I.R.S. Employer Identification No.)
                   Organization)

                          1200 SMITH STREET, SUITE 300
                              HOUSTON, TEXAS 77002
                                 (713) 651-7000
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                             ---------------------

                              BARRY HUNSAKER, JR.
                              EOG RESOURCES, INC.
                          1200 SMITH STREET, SUITE 300
                              HOUSTON, TEXAS 77002
                           TELEPHONE: (713) 651-6940
                           FACSIMILE: (713) 651-6987
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                             ---------------------

                                    Copy to:

                                ARTHUR H. ROGERS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                           TELEPHONE: (713) 651-5421
                           FACSIMILE: (713) 651-5246

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If the delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE         PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
         TO BE REGISTERED               REGISTERED     OFFERING PRICE PER UNIT(1)  AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Debt securities....................
Preferred stock, $.01 par value per
  share............................
Common stock, $.01 par value per
  share(2).........................        (3)                    (3)                    $600,000,000               $158,400
=================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee. Includes shares of common stock that may be sold by selling shareholders.
(2) Includes preferred stock purchase rights associated with the common stock.
(3) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $88,237,500 OF OTHER SECURITIES REGISTERED ON FORM S-3, REGISTRATION STATEMENT NO. 333-44785, WHICH WAS DECLARED EFFECTIVE ON FEBRUARY 2, 1998. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-44785, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES REGISTERED ON REGISTRATION STATEMENT NO. 333-44785, WITHOUT LIMITATION AS TO CLASS OF SECURITIES, MAY BE OFFERED AND SOLD AS DEBT SECURITIES OR COMMON STOCK OR BOTH TOGETHER WITH THE SECURITIES REGISTERED HEREUNDER THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN. IN THE EVENT SUCH PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF SUCH PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER. IN ACCORDANCE WITH RULE 429(b), THE AMOUNT OF THE PREVIOUSLY PAID FILING FEE ASSOCIATED WITH THE PREVIOUSLY REGISTERED SECURITIES WAS $51,725.

================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2000
PRELIMINARY PROSPECTUS

                              EOG RESOURCES, INC.

                                  $600,000,000
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             ---------------------
     We may offer from time to time

     - our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, which may be convertible into our common stock,

     - shares of our preferred stock, which also may be convertible into our common stock, and/or

     - shares of our common stock.

     The aggregate initial offering price of the debt securities, preferred stock and common stock to be offered by us will not exceed $600,000,000. We may offer these securities in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a prospectus supplement.

     We may offer the preferred stock and debt securities as separate series. The terms of each series of debt securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest or dividends, any terms for optional or mandatory redemption, which may include redemption at the option of holders on the occurrence of certain events, any terms for conversion to common stock or payment of additional amounts or any sinking fund provisions, and any other specific terms in connection with the offering and sale of such securities will be set forth in a prospectus supplement.

     We may sell the debt securities, preferred stock and common stock directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any debt securities, preferred stock or common stock in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds to us from such sale also will be set forth in a prospectus supplement.

     We may also allow selling shareholders to offer and sell common stock under this prospectus.

     The common stock is listed on the New York Stock Exchange under the symbol "EOG." On September 19, 2000, the last reported sale price of common stock on the New York Stock Exchange Composite Tape was $38.813 per share.

      YOU SHOULD CONSIDER CAREFULLY THE INFORMATION UNDER THE HEADING "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE CONSIDERING AN INVESTMENT IN ANY DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE DEBT SECURITIES, PREFERRED STOCK OR COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2000.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549

     - Seven World Trade Center
       New York, New York 10048

     - Northwest Atrium Center
       500 West Madison Street
       Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1989. Accordingly, you may inspect the information we file with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until all of the debt securities, preferred stock and common stock covered by this prospectus have been sold:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     - our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000.

     You may request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Patricia L. Edwards, Corporate Secretary, at our principal executive office, which is:

     EOG Resources, Inc.
     1200 Smith Street, Suite 300
     Houston, Texas 77002
     (713) 651-7000

     In this prospectus, references to "EOG," "we," "us," and "our" each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT MAKING AN OFFER OF THE SECURITIES COVERED BY THIS PROSPECTUS WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTUS MAY HAVE CHANGED SINCE THOSE DATES.

                               OIL AND GAS TERMS

When describing commodities produced
  and sold:                              gas            = natural gas
                                         oil            = crude oil
                                         liquids        = crude oil, condensate, and natural
                                                        gas liquids

When describing natural gas:             Mcf            = thousand cubic feet
                                         MMcf           = million cubic feet
                                         Bcf            = billion cubic feet
                                         MMBtu          = million British Thermal Units

When describing oil:                     Bbl            = barrel
                                         MBbl           = thousand barrels
                                         MMBbl          = million barrels

When comparing oil to natural gas:       1 Bbl of oil   = 6 Mcf of natural gas equivalent
                                         Mcfe           = thousand cubic feet equivalent
                                         MMcfe          = million cubic feet equivalent
                                         Bcfe           = billion cubic feet equivalent

                                    BUSINESS

     EOG Resources, Inc., a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets, natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada and Trinidad and, to a lesser extent, selected other international areas. At December 31, 1999, our estimated net proved natural gas reserves were 3,175 Bcf and estimated net proved crude oil, condensate and natural gas liquids reserves were 73 MMBbl. At such date, approximately 54% of our reserves, on a natural gas equivalent basis, was located in the United States, 16% in Canada and 30% in Trinidad.

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact, including, among others, statements regarding out future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements.

     We typically use words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "forecast," "continue," "may," "will," and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify our forward-looking statements. In particular, statements, express or implied, concerning future operating results or the ability to increase reserves or to generate income or cash flows are forward-looking statements.

     Forward-looking statements are not guarantees of performance. Although we believe our expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:

     - timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates;

     - extent of our success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties;

     - political developments around the world; and

     - financial market conditions.

     When considering forward-looking statements, you should keep these factors in mind. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements might not occur. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

     We intend to apply any net proceeds that we receive from the sale of the debt securities, the preferred stock or the common stock to our general funds to be used for general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Any specific allocations of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

     We will not receive any proceeds from any sale of shares of our common stock by selling shareholders.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
               EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                                  SIX MONTHS          YEAR ENDED DECEMBER 31,
                                                     ENDED       ---------------------------------
                                                 JUNE 30, 2000   1999   1998   1997   1996   1995
                                                 -------------   ----   ----   ----   ----   -----
Ratio of Earnings to Fixed Charges.............      6.56        8.69   1.78   4.62   9.27   10.64
Ratio of Earnings to Fixed Charges and
  Preferred Dividends..........................      5.20        8.62   1.78   4.62   9.27   10.64

                         DESCRIPTION OF DEBT SECURITIES

     The following description highlights the general terms and provisions of the debt securities. When debt securities are offered in the future, which we call the "Offered Debt Securities," the prospectus supplement will explain the particular terms of the Offered Debt Securities and the extent to which these general provisions may apply.

     The Offered Debt Securities will be unsecured obligations of EOG and will constitute either senior debt securities or subordinated debt securities. In the case of Offered Debt Securities that will be senior securities, the Offered Debt Securities will be issued under an indenture (the "Senior Indenture") between EOG and The Chase Manhattan Bank (successor to Chase Bank of Texas National Association, formerly known as Texas Commerce Bank, National Association), as trustee (the "Senior Trustee"), dated as of September 1, 1991. The form of the Senior Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. In the case of Offered Debt Securities that will be subordinated debt securities, the Offered Debt Securities will be issued under
an Indenture dated as of           , 2000 (the "Subordinated Indenture"),
between EOG and The Bank of New York, as trustee (the "Subordinated Trustee"). The form of the Subordinated Indenture is also filed as an exhibit to the registration statement of which this prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein individually as an "Indenture" and collectively as the "Indentures." The Senior Trustee and the Subordinated Trustee are sometimes referred to herein individually as a "Trustee" and collectively as the "Trustees." The following statements are summaries of certain of the provisions contained in the Indentures and do not purport to be complete statements of all the terms and provisions of the Indentures. We encourage you to refer to the Indentures for full and complete statements of such terms and provisions, including the definitions of certain terms used in this prospectus, because those provisions and not these summaries define your rights as a holder of the Offered Debt Securities. Wherever we refer to a particular section of the Indentures, such section shall be deemed to be incorporated in such statements as a part thereof, and such statements are qualified in their entirety by such reference. We have italicized numbers in the following discussion to refer to section numbers of the Indentures, so you can easily locate these provisions.

     When we refer to "EOG," "we" or "us" in this section, we mean only EOG Resources, Inc. and not its subsidiaries.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Indentures do not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness of EOG which may be issued under the Indentures from time to time in one or more series. EOG in the future may issue securities in addition to the Offered Debt Securities. The terms of the Offered Debt Securities that are listed below will be contained in the prospectus supplement relating to such Offered Debt Securities:

     - the title of the Offered Debt Securities;

     - any limit on the aggregate principal amount of the Offered Debt
       Securities;

     - the date or dates on which the principal of the Offered Debt Securities is payable;

     - the rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

     - the place or places where the principal of and premium, if any, and interest on Offered Debt Securities shall be payable;

     - the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities may be redeemed, in whole or in part, at the option of EOG, if EOG is to have that option;

     - the obligation, if any, and the option, if any, of EOG to redeem, purchase or repay Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option;

     - whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more permanent global securities and, if so, the identity of the depositary for such permanent global securities;

     - any trustees, paying agents, transfer agents or registrars with respect to Offered Debt Securities;

     - as to subordinated debt securities only, whether the Offered Debt Securities are convertible into our common stock and, if so, the initial conversion price; and

     - any other term of the Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301.)

     EOG will maintain in each place it specifies for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or on EOG in respect of the Offered Debt Securities of that series and each Indenture may be served.

     Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302.) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but EOG may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto. (Section 305.)

     Debt securities may be issued under each Indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any prospectus supplement relating to such securities. "Original issue discount securities" means any security that provides for an amount less than the principal amount thereof to be due and payable on an event of default and the continuation of an event of default. (Section 101.)

     Unless otherwise indicated in a prospectus supplement, the covenants contained in each Indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving EOG that may adversely affect holders.

     Permanent Global Debt Securities. If any Offered Debt Securities are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global debt security may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. (Section 305.) Principal of and any premium and interest on a permanent global debt security will be payable in the manner described in the applicable prospectus supplement.

     Modification of the Indentures. With certain exceptions, each Indenture provides that, with the consent of the holders of more than 50% in principal amount of all outstanding securities issued under such Indenture (the "Indenture Securities"), including, where applicable, the debt securities affected thereby, EOG and the Trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the foregoing, the consent of the holder of each outstanding Indenture Security affected thereby will be required to:

          (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any security issued under the Indenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or change the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver provided for in each Indenture; or

          (c) with certain exceptions, modify any of the provisions of the section of each Indenture which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Indenture Security affected thereby. Each Indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of such Indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under such Indenture of the holder of Indenture Securities of any other series. (Section 902.)

     Events of Default and Rights Upon Default. Under each Indenture, the term "Event of Default" with respect to any series of Indenture Securities, means any one of the following events which shall have occurred and is continuing:

          (a) default in the payment of any interest upon any Indenture Security of that series when it becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Indenture Securities, and continuance of such default for a period of 30 days;

          (b) default in the payment of the principal of (or premium, if any, on) any Indenture Security of that series at its Maturity;

          (c) default in the performance, or breach, of any covenant or warranty of EOG in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in such Indenture or which has been expressly included in such Indenture solely for the benefit of one or more series of Indenture Securities other than that series), and continuance of such default or breach for 60 days after there has been given to EOG by the Trustee, or to EOG and the Trustee by the holders of at least 25% in principal amount of all outstanding Indenture Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Indenture; or

          (d) certain events involving EOG in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors (Section 501.)

     If an Event of Default described in clause (a) or (b) in the foregoing paragraph has occurred and is continuing with respect to Indenture Securities of any series, each Indenture provides that the Trustee or the holders of not less than 25% in principal amount of the outstanding Indenture Securities of that series may declare the principal amount of all of the Indenture Securities of that series to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph occurs and is continuing, the Trustee or the holders of not less that 25% in principal amount of all of the Indenture Securities then outstanding may declare the principal amount of all of the Indenture Securities to be due and payable immediately, and upon any such declaration such principal amount shall become immediately due and payable. (Section 502.)

     A default under other indebtedness of EOG is not an Event of Default under an Indenture, and an Event of Default under one series of Indenture Securities will not necessarily be an Event of Default under another series issued under the same Indenture.

     At any time after such a declaration of acceleration with respect to Indenture Securities of any series (or of all series, as the case may be) has been made and before judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Indenture Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if subject to certain conditions, all Events of Default with respect to Indenture Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Indenture Securities due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by acceleration) have been paid or deposited with the Trustee. (Section 502.) With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Indenture Securities of any series, on behalf of the holders of all the Indenture Securities of such series, may waive any past default described in clause (a) or (b) of the first paragraph of this heading "Events of Default and Rights Upon Default" (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Indenture Securities may waive any such past default), and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest on any Indenture Security, or (b) in respect to a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Indenture Security of such series affected. (Section 513.)

     The holders of not less than a majority in principal amount of the Indenture Securities of any series at the time outstanding are empowered under the terms of the Indenture, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512.)

     Each Indenture further provides that no holder of an Indenture Security of any series may enforce the Indenture except in the case of failure by the Trustee to act for 60 days after notice of a continuing Event of Default with respect to the Indenture Securities of that series and after request by the holders of not less than 25% in principal amount of the outstanding Indenture Securities of such series and the offer to the Trustee of reasonable indemnity, but this provision will not prevent a holder of any Indenture Security from enforcing the payment of the principal of, and interest on, such holder's Indenture Security. (Sections 507 and 508.)

     Each Indenture requires that EOG deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, stating whether to the best knowledge of the signers thereof EOG is in default in the performance and observance of certain of the terms of the Indenture, and if so, specifying each such default and the nature and status thereof of which the signers may have knowledge. (Section 1008.)

     Discharge of Indentures. With certain exceptions, EOG may discharge its obligations under each of the Indentures with respect to any series of Indenture Securities by

          (a) paying or causing to be paid the principal of (and premium, if any) and interest on all the Indenture Securities of such series outstanding, as and when the same shall become due and payable;

          (b) delivering to the Trustee all outstanding Indenture Securities of such series for cancellation; or

          (c) entering into an agreement in form and substance satisfactory to EOG and the Trustee providing for the creation of an escrow fund and depositing in trust with the Trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient to pay at the Stated Maturity or Redemption Date all such Indenture Securities of such series not previously delivered to the Trustee for cancellation, including principal (and premium, if any) and interest to the Stated Maturity or Redemption Date. (Section 401.)

     Each Indenture defines "Eligible Obligations" to mean interest bearing obligations as a result of the deposit of which the Indenture Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section
101).

     For federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Indenture Securities by the deposit of cash, Eligible Obligations, or U.S. Government Obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Indenture Securities of that series for either

          (a) an issue of obligations of the defeasance trust or

          (b) a direct interest in the cash and/or Eligible Obligations and/or U.S. Government Obligations held in the defeasance trust.

     If the defeasance were so characterized, then a holder of an Indenture Security of the series defeased would be:

          (a) required to recognize gain or loss (which would be capital gain or loss if the Indenture Securities were held as a capital asset) at the time of the defeasance as if the Indenture Security had been sold at such time for an amount equal to the amount of cash and the fair market value of the Eligible Obligations and/or U.S. Government Obligations held in the defeasance trust;

          (b) required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and

          (c) subject to the market discount provisions of the Internal Revenue Code as they may pertain to such defeasance trust obligations or such securities. As a result, a holder of an Indenture Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash therefrom. Prospective investors are urged to consult their own advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than Federal income tax law.

     Concerning the Trustees. Each Trustee may from time to time also act as a depository of funds for, make loans to, and perform other services for, EOG in the normal course of business.

     The holders of a majority in principal amount of the outstanding securities issued under each Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Each Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of securities issued under such Indenture, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of such Indenture. The Trustee may resign at any time or may be removed by EOG. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the applicable Indenture.

     If the Trustee shall have or acquire any "conflicting interest" within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. (Section 608.) The Trust Indenture Act also contains certain limitations on the right of the Trustee, as a creditor of EOG, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise. (Section 613.)

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES

     Limitations on Liens. The Senior Indenture provides that so long as any of the securities issued under the Senior Indenture (including the debt securities) are outstanding, EOG will not, and will not permit any of its subsidiaries to, create or suffer to exist, except in favor of EOG or any subsidiary, any lien on any principal property at any time owned by it, to secure any funded debt of EOG or any subsidiary, unless effective provision is made whereby outstanding securities issued under the Senior Indenture (including the debt securities) will be equally and ratably secured with any and all such funded debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any (1) acquisition lien or permitted encumbrance; or (2) lien created or assumed by EOG or a subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by EOG or a subsidiary. In case EOG or any subsidiary proposes to create or permit to exist a lien on any principal property at any time owned by it to secure any funded debt of EOG or any subsidiary, other than funded debt permitted to be secured under clauses (1) or (2) above, EOG will give prior written notice thereof to the Trustee. EOG also will, or will cause such subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the Senior Trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the Senior Trustee, effectively secure all the securities issued under the Senior Indenture equally and ratably with such funded debt and any other indebtedness entitled to be equally and ratably secured.

     Notwithstanding the foregoing, EOG or a subsidiary may issue, assume or guarantee funded debt secured by a lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other funded debt of EOG or a subsidiary secured by a lien which, if originally issued, assumed or guaranteed at such time, would otherwise be subject to the foregoing restrictions, not including funded debt permitted to be secured under the foregoing exception, does not at the time exceed

10% of the consolidated net tangible assets of EOG, as shown on the audited consolidated financial statements of EOG as of the end of the fiscal year preceding the date of determination. (Section 1007.)

     The holder of more than 50% in principal amount of the outstanding securities issued under the Indenture (including the debt securities) may waive compliance by EOG with the covenant contained in Section 1007 of the Indenture and certain other covenants of EOG. (Section 1009.)

     The Senior Indenture defines the term "subsidiary" to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by EOG or by one or more other subsidiaries, or by EOG and one or more other subsidiaries.

     The term "principal property" is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by EOG or any subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest exceeds 2% of consolidated net tangible assets, except any such property interest or interests that in the opinion of the EOG board of directors is not of material importance to the total business conducted by EOG and its subsidiaries as a whole. Without limitation, the term "principal property" does not include

          (1) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by EOG or any of its subsidiaries, and all related rights of EOG or any of its subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or

          (2) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances. (Section 101.)

     The term "indebtedness," as applied to EOG or any subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by EOG or any subsidiary and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is also deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by EOG or any subsidiary is for all purposes of the Senior Indenture deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose deemed indebtedness of such corporation. Indebtedness of EOG or any subsidiary does not include

          (1) any amount representing capitalized lease obligations;

          (2) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons, with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons, whether or not conferred, delivered or rendered, and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and

          (3) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 101.)

     The term "funded debt" as applied to EOG or any subsidiary is defined to mean all indebtedness incurred, created, assumed or guaranteed by EOG or any subsidiary, or upon which such corporation customarily pays interest charges, which matures, or is renewable by such corporation to a date, more than one year after the date as of which funded debt is being determined. (Section 101.)

     "Lien" is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance. (Section 101.) "Acquisition lien" is defined to mean any (1) lien on any property acquired before or after the date of the Indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by EOG or any subsidiary, provided that any such lien applies only to the property so acquired and fixed improvements thereon, (2) lien on any property acquired before or after the date of the Indenture by any corporation that is or becomes a subsidiary after the date of the Indenture ("Acquired Entity"), provided that any such lien

          (1) shall either (A) exist prior to the time the Acquired Entity becomes a subsidiary or (B) be created at the time the Acquired Entity becomes a subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof,

          (2) shall only apply to those properties owned by the Acquired Entity at the time it becomes a subsidiary or thereafter acquired by it from sources other than EOG or any other subsidiary, and

          (3) any extension, renewal or refunding, in whole or in part, of any lien permitted by clause (1) or (2) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the Lien extended, renewed or refunded. (Section 101.)

     "Permitted encumbrance" is defined to mean any

          (1) lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

          (2) Lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or Lien for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

          (3) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount, however determined, of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or the sale or other transfer of any other interest in property of the character commonly referred to as a "production payment," "overriding royalty," "net profits interest," "royalty" or similar burden on any oil and gas property or mineral interest owned by EOG or any subsidiary;

          (4) lien consisting of or reserved in any (A) grant or conveyance in the nature of a farm-out or conditional assignment to EOG or any subsidiary entered into in the ordinary course of business to secure any undertaking of EOG or any subsidiary in such grant or conveyance, (B) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (C) unitization or pooling agreement or declaration, (D) contract for the sale, purchase, exchange or processing of production, or (E) operating agreement, area of mutual interest agreement and other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby;

          (5) lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by EOG or any subsidiary;

          (6) lien on any oil and gas property of EOG or any subsidiary thereof, or on production therefrom, to secure any liability of EOG or such subsidiary for all or part of the development cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such lien; or

          (7) certain other liens as described in the Senior Indenture. (Section 101.)

PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

     Subordination. The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of EOG. If EOG should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to EOG by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of EOG to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any redemption, retirement, purchase or other acquisition of the subordinated debt securities other than those made in capital stock of EOG (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the subordinated debt securities or otherwise made in capital stock of EOG. (Section 1501.)

     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as principal of (and premium, if any) and unpaid interest on indebtedness of EOG outstanding at any time except

          (a) any indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is not senior in right of payment to the Subordinated Debt Securities,

          (b) the Subordinated Debt Securities,

          (c) EOG's existing subordinated indebtedness,

          (d) any indebtedness of EOG to a wholly owned Subsidiary,

          (e) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against EOG in a proceeding under federal or state bankruptcy laws, and

          (f) trade accounts payable.

     If (i) without the consent of EOG a court shall enter (A) an order for relief with respect to EOG under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging EOG as bankrupt or insolvent, or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of EOG under the United States federal bankruptcy laws or state insolvency laws or (ii) EOG shall institute proceedings for the entry of an order for relief with respect to EOG under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of EOG or of substantially all of its property, or EOG shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or premium, if any, or interest, if any, on the subordinated debt securities. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the subordinated debt securities, whether in cash, securities or other property (other than securities of EOG or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of subordinated debt securities, together with the holders of any obligations of EOG ranking on a parity with the subordinated debt securities, will be entitled to be repaid from the remaining assets of EOG the amounts at that time due and owing on account of unpaid principal of or any premium or any interest on the subordinated debt securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of EOG ranking junior to the subordinated debt securities and such other obligations. If, notwithstanding the foregoing, any payment or distribution on the subordinated debt securities of any character, whether in cash, securities or other property (other than EOG securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Subordinated Trustee or any holder of any subordinated debt securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. (Section 1401.)

     By reason of such subordination, in the event of the insolvency of EOG, holders of Senior Indebtedness and holders of other obligations of EOG that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the subordinated debt securities.

     Conversion. The Subordinated Debt Indenture will provide that a series of subordinated debt securities may be convertible into common stock (or cash in lieu thereof). (Sections 1401 and 1402.) The following provisions will apply to debt securities that are convertible subordinated debt securities unless otherwise provided in the prospectus supplement for such debt securities.

     The holder of any convertible subordinated debt securities will have the right exercisable at any time prior to maturity, subject to prior redemption by EOG, to convert such subordinated debt securities into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. (Section 1404.) The holder of convertible subordinated debt securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1402.)

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of common stock as a dividend or distribution on the common stock; subdivisions, combinations and reclassifications of the common stock; redemption of the preferred share purchase rights associated with the common stock; the issuance to all holders of common stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the then current market price per share of common stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of common stock of evidences of indebtedness, equity securities (including equity interests in EOG's Subsidiaries) other than common stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1404.) EOG has been advised that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the subordinated debt securities or holders of common stock which would be taxable pursuant to Treasury Regulations issued under section 305 of the Internal Revenue Code of 1986. The amount of any such taxable constructive distribution will be the fair market value of the common stock that is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of common stock will not be issued upon conversion, but, in lieu thereof, EOG will pay a cash adjustment based on the then current market price for the common stock. (Section 1403.) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible subordinated debt securities surrendered for conversion between the record date for an interest payment and the interest payment date (except convertible subordinated debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Section 1402.)

     In the case of any consolidation or merger of EOG (with certain exceptions) or any sale, lease, exchange or other disposition of all or substantially all the property and assets of EOG, the holder of convertible subordinated debt securities, after the consolidation, merger, sale, lease, exchange or other disposition, will have the right to convert such convertible subordinated debt securities into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition, if the holder had held the common stock issuable upon conversion of such convertible subordinated debt securities immediately prior to such consolidation, merger, sale, lease, exchange or other disposition. (Section 1405.)

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Our authorized capital stock consists of:

     - 10,000,000 shares of preferred stock, $.01 par value,

      - 100,000 of which have been designated as Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, with a liquidation preference of $1,000 per share,

      - 500 of which have been designated Flexible Money Market Cumulative Preferred Stock, Series D, with a liquidation preference of $100,000 per share,

      - 1,500,000 of which have been designated Series E Junior Participating Preferred Stock, with a liquidation preference of $100 per share, issuable upon exercise of EOG's preferred share purchase rights, and

     - 320,000,000 shares of common stock, $.01 par value.

     At September 19, 2000, there were 116,884,057 shares of our common stock, 100,000 shares of our Series B preferred stock and 500 shares of our Series D preferred stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our certificate of incorporation, as amended. A copy of our certificate of incorporation is filed as an exhibit to the registration statement of which this prospectus is a part.

COMMON STOCK

     Our common stock possesses ordinary voting rights for the election of directors and in respect to other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by the board of directors out of funds legally available therefor.

     Upon liquidation or dissolution of EOG, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

     The transfer agent and registrar of the common stock is First Chicago Trust Company of New York, Jersey City, New Jersey.

PREFERRED STOCK

     Under EOG's Restated Certificate of Incorporation, the Board of Directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. The Board of Directors already has designated 100,000 shares of Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, with a liquidation preference of $1,000 per share, 500 shares of Flexible Money Market Cumulative Preferred Stock, Series D, with a liquidation preference of $100,000 per share and 1,500,000 shares of Series E Junior Participating Preferred Stock, with a liquidation preference of $100 per share (issuable upon exercise of EOG's preferred share purchase rights). The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by EOG's stockholders. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company. Upon issuance against full payment of the purchase price therefor, shares of preferred stock offered hereby will be fully paid and nonassessable.

     The specific terms of a particular series of preferred stock offered by this prospectus will be described in a prospectus supplement relating to such series and will include the following:

     - the maximum number of shares to constitute the series and the distinctive designation of the series;

     - the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

     - whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

     - the liquidation preference, if any, applicable to shares of the series;

     - whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

     - the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of EOG or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjustment the same;

     - the voting rights, if any, on the shares of the series; and

     - any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

RIGHTS PLAN

     On February 14, 2000, EOG's Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share. The dividend was paid on February 24, 2000 to the stockholders of record on that date. The description and terms of the Rights are set forth in a Rights Agreement, dated February 14, 2000, between First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), and EOG (the "Rights Agreement").

     Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

     For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to this Registration Statement and is incorporated herein by reference.

     The Rights. Our Board authorized the issuance of a Right with respect to each issued and outstanding share of common stock on February 24, 2000. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after February 24, 2000 until the Distribution Date described below.

     Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series E Junior Participating Preferred Stock ("Preferred Share") for $90, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

     Exercisability. The Rights will not be exercisable until:

     - 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,

     - 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

     We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

     Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

  Consequences of a Person or Group Becoming an Acquiring Person.

     - Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $90, purchase shares of our common stock with a market value of $180, based on the market price of the common stock prior to such acquisition.

     - Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $90, purchase shares of the acquiring corporation with a market value of $180 based on the market price of the acquiring corporation's stock, prior to such merger.

  Preferred Share Provisions.

     Each one one-hundredth of a Preferred Share, if issued:

     - will not be redeemable.

     - will entitle holders to quarterly dividend payments of $.01 per share, or an amount equal to the dividend made on one share of common stock, whichever is greater.

     - will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

     - will have the same voting power as one share of common stock.

     - if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

     The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

     Expiration. The Rights will expire on February 24, 2010.

     Redemption. Our Board may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

     Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

     Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

     Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. The Delaware laws enable corporations to limit available relief to equitable remedies such as injunction or recission. EOG's certificate of incorporation limits the liabilities of its directors to EOG or its stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, directors of EOG will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to EOG or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     - for any transaction from which the director derived an improper personal benefit.

     This provision in the certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted EOG and its stockholders.

                              BOOK-ENTRY ISSUANCE

     Except as otherwise stated in the applicable prospectus supplement, the debt securities and preferred stock that we offer initially will be represented by one or more registered, global certificates (collectively the "Global Security"), which will be deposited upon issuance with, or on behalf of, The Depository Trust Company, in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. This means that, except as provided below, holders of the debt securities and preferred stock (1) will not receive a certificate for the debt securities and preferred stock, (2) will not have debt securities and preferred stock registered in their name and (3) will not be considered the registered owners or holders of the debt securities and preferred stock for any purpose. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the DTC and, if such person is not one of DTC's participating organizations (collectively, the "Participants"), on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of the debt securities and preferred stock.

     Except as set forth below, the Global Security certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Security may not be exchanged for certificates representing debt securities and preferred stock except in the limited circumstances described below.

     DTC has advised EOG that DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, by eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear transactions through or maintain a direct or indirect custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

     DTC has also advised EOG that, pursuant to procedures established by it:

     - upon deposit of the Global Security, DTC will credit the accounts of Participants designated by the initial purchasers with the applicable portion of the shares of Series A preferred stock represented by the Global Security; and

     - ownership of such shares represented by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to the other owners of beneficial interests in the Global Security.

     DTC has no knowledge of the actual beneficial owners of the debt securities and preferred stock. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participants through which the beneficial owners acquired the Series A preferred stock. All interests in a Global Security are subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in the Global Security to such persons will be impaired to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

     Payments in respect of the debt securities and preferred stock registered in the name of DTC or its nominee will be payable by EOG through the paying agent to DTC in its capacity as the registered holder. EOG will treat the persons in whose names the debt securities and preferred stock, including the Global Security, are registered as the owners of the debt securities and preferred stock for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither EOG nor any agent thereof nor the initial purchasers has or will have any responsibility or liability for

     - any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Security or

     - any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised EOG that its current practice, upon receipt of any payment in respect of securities such as the Global Security, is to credit the accounts of the relevant Participants with payment on the payment due dates in amounts proportionate to their respective beneficial interests in the Global Security as shown on DTC's records.

Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities and preferred stock will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of the Participants or the Indirect Participants, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither EOG nor the initial purchasers will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the debt securities and preferred stock, and each may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     DTC has advised EOG that it will take any action permitted to be taken by a holder of the debt securities and preferred stock only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited. However, DTC reserves the right to exchange the Global Security for certificates representing debt securities and preferred stock and to distribute those certificates to its Participants.

                              SELLING SHAREHOLDERS

     In addition to covering the offering of debt securities, preferred stock and common stock by us, this prospectus covers the offering for resale of common stock by selling shareholders. The applicable prospectus supplement will set forth, with respect to each selling shareholder,

     - the name of the selling shareholder,

     - the nature of any position, office or other material relationship which the selling shareholder will have had during the prior three years with EOG or any of its predecessors or affiliates,

     - the number of shares of common stock owned by the selling shareholder prior to the offering,

     - the number of shares to be offered for the selling shareholder's account and

     - the number of shares and (if one percent or more) the percentage of common stock to be owned by the selling shareholder after completion of the offering.

                              PLAN OF DISTRIBUTION

     EOG may sell the debt securities, preferred stock or common stock offered by this prospectus

     - through underwriters, brokers, dealers or agents;

     - directly to purchasers; or

     - pursuant to delayed delivery contracts or forward contracts.

     Any underwriters, dealers, brokers or agents may sell the debt securities, preferred stock or common stock to institutional purchasers in one or more transactions, including block transactions, on the NYSE or otherwise. Any sales of the debt securities, preferred stock or common stock may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to EOG from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the debt securities, preferred stock and common stock, underwriters, brokers, dealers or agents may be deemed to have received compensation from EOG in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities, preferred stock or common stock for whom they may act as agent or to whom they may sell as principal. Underwriters or agents may sell the debt securities, preferred stock or common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. The debt securities, preferred stock or common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of debt securities, preferred stock or common stock will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the debt securities, preferred stock or common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

     If dealers are used in the sale of debt securities, preferred stock or common stock, EOG will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities. EOG may sell the debt securities, preferred stock or common stock directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that EOG pays to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, EOG will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase debt securities, preferred stock or common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Debt securities, preferred stock or common stock may also be sold directly by us. In this case, no underwriters or agents will be involved. We may use electronic media, including the Internet, to sell these securities directly.

     The debt securities and the preferred stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom EOG sells debt securities or preferred stock for public offering and sale may make a market in such debt securities or preferred stock, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities or preferred stock.

     Agents, brokers, dealers and underwriters may be entitled under agreements with EOG to indemnification by EOG against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in that respect. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for EOG in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities, preferred stock and common stock offered by this prospectus will be passed on for EOG by Fulbright & Jaworski L.L.P. and for the underwriters by Bracewell & Patterson, L.L.P.

                                    EXPERTS

     The consolidated financial statements and schedules included in EOG's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The letter report of DeGolyer & MacNaughton, independent petroleum consultants, included as an exhibit to EOG's Annual Report on Form 10-K for the year ended December 31, 1999 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated by reference herein on the authority of said firm as experts in petroleum engineering in giving such reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENTLY ONLY AS OF ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find Additional
  Information.........................    1
Oil and Gas Terms.....................    2
Business..............................    3
Cautionary Statement Regarding
  Forward-Looking Statements..........    3
Use of Proceeds.......................    4
Ratios of Earnings to Fixed Charges
  and Earnings to Fixed Charges and
  Preferred Dividends.................    4
Description of Debt Securities........    4
Description of Capital Stock..........   14
Book-Entry Issuance...................   18
Selling Shareholders..................   20
Plan of Distribution..................   20
Legal Matters.........................   21
Experts...............................   22

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $600,000,000

                                DEBT SECURITIES

                                PREFERRED STOCK

                                  COMMON STOCK

                              EOG RESOURCES, INC.
                             ---------------------

                                   PROSPECTUS

                                          , 2000

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be incurred by EOG in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee.........  $158,400
Legal Fees and Expenses.....................................   100,000
Accounting Fees and Expenses................................    10,000
Printing and Engraving Expenses.............................    75,000
Miscellaneous...............................................    31,600
                                                              --------
          Total.............................................  $375,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation, as amended, of the Company (the "Corporation" therein) contains the following provisions relating to indemnification of directors and officers, namely:

          "Eighth: A.1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          2. The foregoing provisions of this Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article, a director shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law enacted that further limits the liability of a director.

          B.1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph 2. hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          2. If a claim under paragraph B.1. of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          4. The Corporation may maintain insurance at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

          5. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer, employee and agent of the Corporation, and may nevertheless indemnify and hold harmless each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

          6. For purposes of this Article, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     The Company has purchased liability insurance policies covering the directors and officers of the Company to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

     The Form of Underwriting Agreement to be filed by amendment or incorporated by reference herein, under certain circumstances provides for indemnification by the underwriters of the directors, officers and controlling persons of the Company.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        **1.1            -- Form of Underwriting Agreement.
          2.1(a)         -- Share Exchange Agreement dated as of July 19, 1999,
                            between Enron Corp. and EOG (the "Share Exchange
                            Agreement") (incorporated by reference to Exhibit 2.1 to
                            EOG's Registration Statement on Form S-3 (Registration
                            No. 333-83533), filed on July 23, 1999).
          2.1(b)         -- Letter Agreement dated July 30, 1999, between Enron Corp.
                            and EOG, amending the Share Exchange Agreement
                            (incorporated by reference to Exhibit 2.2 to EOG's
                            Current Report on Form 8-K, filed on August 31, 1999).
          2.1(c)         -- Letter Agreement dated August 10, 1999, between Enron
                            Corp. and EOG, amending the Share Exchange Agreement
                            (incorporated by reference to EOG's Current Report on
                            Form 8-K, filed August 31, 1999).
          3.1(a)         -- Restated Certificate of Incorporation of Enron Oil & Gas
                            Company (incorporated by reference to Exhibit 3.1 to
                            EOG's Form S-1 Registration Statement, Registration No.
                            33-30678, filed on August 24, 1989).
          3.1(b)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 4.1(b) to EOG's Registration
                            Statement on Form S-8 (Registration No. 33-52201), filed
                            February 8, 1994).
          3.1(c)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 4.1(c) to EOG's Registration
                            Statement on Form S-8 (Registration No. 33-58103), filed
                            March 15, 1995).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.1(d)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 3(d) to EOG's Registration Statement
                            on Form S-3 (Registration No. 333-09919), filed August 9,
                            1996).
          3.1(e)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 3(e) to EOG's Registration Statement
                            on Form S-3 (Registration No. 333-44785), filed January
                            23, 1998).
          3.1(f)         -- Certificate of Ownership and Merger, dated August 26,
                            1999 (incorporated by reference to Exhibit 3.1(f) of
                            EOG's Annual Report on Form 10-K for the year ended
                            December 31, 1999).
          3.1(g)         -- Certificate of Designation of Series E Junior
                            Participating Preferred Stock, dated February 14, 2000
                            (incorporated by reference to Exhibit 1 to EOG's
                            Registration Statement on Form 8-A, filed February 18,
                            2000).
         *3.1(h)         -- Certificate of Designations of the Fixed Rate Cumulative
                            Perpetual Senior Preferred Stock, Series B, dated July
                            19, 2000.
         *3.1(i)         -- Certificate of Designations of the Flexible Money Market
                            Cumulative Preferred Stock, Series D dated July 25, 2000.
         *3.1(j)         -- Certificate of Elimination of the Fixed Rate Cumulative
                            Perpetual Senior Preferred Stock, Series A.
         *3.1(k)         -- Certificate of Elimination of the Flexible Money Market
                            Cumulative Preferred Stock Series C.
          3.2            -- Bylaws (incorporated by reference to Exhibit 3.2 to EOG's
                            Annual report on Form 10-K for the year ended December
                            31, 1999).
          4.1            -- Specimen of Certificate Evidencing Common Stock
                            (incorporated by reference to Exhibit 3.3 to EOG's Annual
                            Report on Form 10-K for the year ended December 31,
                            1999).
          4.2            -- Rights Agreement, dated as of February 14, 2000, between
                            EOG and First Chicago Trust Company of New York, which
                            includes the form of Right Certificate as Exhibit B and
                            the Summary of Rights to Purchase Preferred Shares as
                            Exhibit C (incorporated by reference to Exhibit 1 to
                            EOG's Registration Statement on Form 8-A, filed February
                            18, 2000).
          4.3            -- Certificate of Designations of Series E Junior
                            Participating Preferred Stock, dated February 14, 2000
                            (incorporated by reference to Exhibit 2 to EOG's
                            Registration Statement on Form 8-A, filed February 18,
                            2000).
          4.4            -- Form of Rights Certificate (incorporated by reference to
                            Exhibit 3 to EOG's Registration Statement on Form 8-A,
                            filed February 18, 2000).
          4.5            -- Indenture dated as of September 1, 1991, between EOG and
                            Chase Bank of Texas National Association (formerly, Texas
                            Commerce Bank National Association) (incorporated by
                            reference to Exhibit 4(a) to EOG's Registration Statement
                            on Form S-3 (Registration No. 33-42640), filed September
                            6, 1991).
         *4.6            -- Form of Indenture dated as of             , 2000, between
                            EOG and The Bank of New York.
         *5.1            -- Opinion of Fulbright & Jaworski L.L.P.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         12.1            -- Statement recomputation of ratios of fixed charges and
                            preferred stock dividends (incorporated by reference to
                            Exhibit 12 to EOG's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 2000).
        *23.1            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1 to this Registration Statement).
        *23.2            -- Consent of Arthur Andersen LLP.
        *23.3            -- Consent of DeGolyer and MacNaughton.
         24.1            -- Powers of Attorney of Messrs. Ackman, Randall, Segner and
                            Wisner (incorporated by reference to Exhibit 24 to EOG's
                            Registration Statement on Form S-4 (No. 333-36056) filed
                            May 2, 2000).
        *24.2            -- Power of Attorney of George A. Alcorn.
         25.1            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of Chase Bank of Texas National Association
                            (formerly, Texas Commerce Bank National Association
                            (incorporated by reference to Exhibit 25 to EOG's
                            Registration Statement on Form S-3 (Registration No.
                            333-09919), filed August 9, 1996).
       **25.2            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Bank of New York.

---------------

 * Filed herewith.

** To be filed by amendment or to be incorporated by reference from a periodic report filed hereafter in connection with or prior to an offering of debt securities, preferred stock or common stock.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered (and any deviation from the lower high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registration hereby undertakes that:

          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 2000.

                                            EOG RESOURCES, INC.

                                            By:     /s/ DAVID R. LOONEY
                                              ----------------------------------
                                                       David R. Looney
                                                   Vice President, Finance

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 28, 2000.

SIGNATURE                                                                    TITLE
---------                                                                    -----

                  /s/ MARK G. PAPA                       Chairman of the Board, Chief Executive Officer
-----------------------------------------------------      (Principal Executive Officer) and Director
                    Mark G. Papa

               /s/ TIMOTHY K. DRIGGERS                   Vice President and Controller (Principal
-----------------------------------------------------      Accounting Officer)
                 Timothy K. Driggers

                 /s/ DAVID R. LOONEY                     Vice President, Finance (Principal Financial
-----------------------------------------------------      Officer)
                   David R. Looney

                          *                              Director
-----------------------------------------------------
                   Fred C. Ackman

                          *                              Director
-----------------------------------------------------
                  George A. Alcorn

                          *                              Director
-----------------------------------------------------
                 Edward Randall, III

                          *                              Director
-----------------------------------------------------
                Edmund P. Segner, III

                          *                              Director
-----------------------------------------------------
                   Frank G. Wisner

            *By: /s/ TIMOTHY K. DRIGGERS
   -----------------------------------------------
                 Timothy K. Driggers
        (Attorney-in-fact for persons named)

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
        **1.1            -- Form of Underwriting Agreement.
          2.1(a)         -- Share Exchange Agreement dated as of July 19, 1999,
                            between Enron Corp. and EOG (the "Share Exchange
                            Agreement") (incorporated by reference to Exhibit 2.1 to
                            EOG's Registration Statement on Form S-3 (Registration
                            No. 333-83533), filed on July 23, 1999).
          2.1(b)         -- Letter Agreement dated July 30, 1999, between Enron Corp.
                            and EOG, amending the Share Exchange Agreement
                            (incorporated by reference to Exhibit 2.2 to EOG's
                            Current Report on Form 8-K, filed on August 31, 1999).
          2.1(c)         -- Letter Agreement dated August 10, 1999, between Enron
                            Corp. and EOG, amending the Share Exchange Agreement
                            (incorporated by reference to EOG's Current Report on
                            Form 8-K, filed August 31, 1999).
          3.1(a)         -- Restated Certificate of Incorporation of Enron Oil & Gas
                            Company (incorporated by reference to Exhibit 3.1 to
                            EOG's Form S-1 Registration Statement, Registration No.
                            33-30678, filed on August 24, 1989).
          3.1(b)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 4.1(b) to EOG's Registration
                            Statement on Form S-8 (Registration No. 33-52201), filed
                            February 8, 1994).
          3.1(c)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 4.1(c) to EOG's Registration
                            Statement on Form S-8 (Registration No. 33-58103), filed
                            March 15, 1995).
          3.1(d)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 3(d) to EOG's Registration Statement
                            on Form S-3 (Registration No. 333-09919), filed August 9,
                            1996).
          3.1(e)         -- Certificate of Amendment of Restated Certificate of
                            Incorporation of Enron Oil & Gas Company (incorporated by
                            reference to Exhibit 3(e) to EOG's Registration Statement
                            on Form S-3 (Registration No. 333-44785), filed January
                            23, 1998).
          3.1(f)         -- Certificate of Ownership and Merger, dated August 26,
                            1999 (incorporated by reference to Exhibit 3.1(f) of
                            EOG's Annual Report on Form 10-K for the year ended
                            December 31, 1999).
          3.1(g)         -- Certificate of Designation of Series E Junior
                            Participating Preferred Stock, dated February 14, 2000
                            (incorporated by reference to Exhibit 1 to EOG's
                            Registration Statement on Form 8-A, filed February 18,
                            2000).
         *3.1(h)         -- Certificate of Designations of the Fixed Rate Cumulative
                            Perpetual Senior Preferred Stock, Series B, dated July
                            19, 2000.
         *3.1(i)         -- Certificate of Designations of the Flexible Money Market
                            Cumulative Preferred Stock, Series D dated July 25, 2000.
         *3.1(j)         -- Certificate of Elimination of the Fixed Rate Cumulative
                            Perpetual Senior Preferred Stock, Series A.
         *3.1(k)         -- Certificate of Elimination of the Flexible Money Market
                            Cumulative Preferred Stock Series C.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          3.2            -- Bylaws (incorporated by reference to Exhibit 3.2 to EOG's
                            Annual report on Form 10-K for the year ended December
                            31, 1999).
          4.1            -- Specimen of Certificate Evidencing Common Stock
                            (incorporated by reference to Exhibit 3.3 to EOG's Annual
                            Report on Form 10-K for the year ended December 31,
                            1999).
          4.2            -- Rights Agreement, dated as of February 14, 2000, between
                            EOG and First Chicago Trust Company of New York, which
                            includes the form of Right Certificate as Exhibit B and
                            the Summary of Rights to Purchase Preferred Shares as
                            Exhibit C (incorporated by reference to Exhibit 1 to
                            EOG's Registration Statement on Form 8-A, filed February
                            18, 2000).
          4.3            -- Certificate of Designations of Series E Junior
                            Participating Preferred Stock, dated February 14, 2000
                            (incorporated by reference to Exhibit 2 to EOG's
                            Registration Statement on Form 8-A, filed February 18,
                            2000).
          4.4            -- Form of Rights Certificate (incorporated by reference to
                            Exhibit 3 to EOG's Registration Statement on Form 8-A,
                            filed February 18, 2000).
          4.5            -- Indenture dated as of September 1, 1991, between EOG and
                            Chase Bank of Texas National Association (formerly, Texas
                            Commerce Bank National Association) (incorporated by
                            reference to Exhibit 4(a) to EOG's Registration Statement
                            on Form S-3 (Registration No. 33-42640), filed September
                            6, 1991).
         *4.6            -- Form of Indenture dated as of             , 2000, between
                            EOG and The Bank of New York.
         *5.1            -- Opinion of Fulbright & Jaworski L.L.P.
         12.1            -- Statement recomputation of ratios of fixed charges and
                            preferred stock dividends (incorporated by reference to
                            Exhibit 12 to EOG's Quarterly Report on Form 10-Q for the
                            quarter ended June 30, 2000).
        *23.1            -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1 to this Registration Statement).
        *23.2            -- Consent of Arthur Andersen LLP.
        *23.3            -- Consent of DeGolyer and MacNaughton.
         24.1            -- Powers of Attorney of Messrs. Ackman, Randall, Segner and
                            Wisner (incorporated by reference to Exhibit 24 to EOG's
                            Registration Statement on Form S-4 (No. 333-36056) filed
                            May 2, 2000).
        *24.2            -- Power of Attorney of George A. Alcorn.
         25.1            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of Chase Bank of Texas National Association
                            (formerly, Texas Commerce Bank National Association
                            (incorporated by reference to Exhibit 25 to EOG's
                            Registration Statement on Form S-3 (Registration No.
                            333-09919), filed August 9, 1996).
       **25.2            -- Form T-1 Statement of Eligibility under the Trust
                            Indenture Act of 1939 of The Bank of New York.

---------------

 * Filed herewith.

** To be filed by amendment or to be incorporated by reference from a periodic report filed hereafter in connection with or prior to an offering of debt securities, preferred stock or common stock.